Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (October 22, 2024)

Interpublic Announces Third Quarter and First Nine Months 2024 Results

•Total revenue including billable expenses was $2.63 billion
•Revenue before billable expenses ("net revenue") was $2.24 billion, with organic revenue unchanged from the third quarter of 2023
•Non-cash goodwill impairment expense of $232.1 million, related to digital specialist agencies and the sale process for R/GA and Huge
•Reported net income was $20.1 million
•Adjusted EBITA was $385.8 million
•Margin of adjusted EBITA was 17.2% on revenue before billable expenses
•Diluted earnings per share including goodwill charge was $0.05 as reported and $0.70 as adjusted

Philippe Krakowsky, CEO of Interpublic:

“Net revenue in the third quarter was unchanged organically from the same period a year ago, which brings organic growth over the first nine months of this year to 1.0%. During the quarter, we saw solid contributions to growth from media services, sports marketing, data management and public relations. Our adjusted EBITA margin was 17.2%, underscoring continued operating discipline as we continue our enterprise-wide investments in growth and business transformation.

“Third quarter results include non-cash goodwill impairment expense of $232 million related to our digital specialist agencies and progress with the strategic sales process for R/GA and Huge.

“The quarter also continued to see progress in the evolution of our offerings and organizational structure, as we invest in the stronger, growing areas within the portfolio. The launch of Interact marks the next evolution of our marketing intelligence engine, which integrates data flows across the campaign lifecycle and consumer journey. This core technology connects our entire portfolio, from brand research as well as audience insights and audience creation, all the way through to creative ideation, production, commerce, and personalized CRM programs through the use of generative AI. It also powers media activation and optimization, including earned and owned channels, delivering better marketing results across media channels and touchpoints for our clients, in real time.

“Looking forward, we are seeing a strong new business pipeline, for both Q4 activity and longer-term AOR opportunities, and we remain focused on achieving organic growth of
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

approximately 1% this year. At that level, we continue to target adjusted EBITA margin of 16.6%. Our long-standing commitment to capital returns remains an important priority and our strong balance sheet provides a solid foundation from which to continue to evolve our offerings and the solutions we provide for marketers.”

Summary

Revenue
•Third quarter 2024: Total revenue, which includes billable expenses, was $2.63 billion, compared $2.68 billion in the third quarter of 2023.
•Revenue before billable expenses ("net revenue") was $2.24 billion, a reported decrease of 2.9% from the third quarter of 2023.
•The organic change of net revenue was flat compared to the third quarter of 2023.
•First nine months 2024: Total revenue, which includes billable expenses, was $7.83 billion, compared $7.87 billion in the first nine months of 2023.
•Revenue before billable expenses ("net revenue") was $6.75 billion, a reported decrease of 0.9% from the first nine months of 2023.
•The organic increase of net revenue was 1.0% from the first nine months of 2023.

Operating Results
•In the third quarter of 2024, operating income was $132.9 million compared to $376.8 million in 2023. Operating results in the third quarter of 2024 include non-cash goodwill impairment of $232.1 million related to the write down of the carrying value of digital specialist agencies to fair value. Adjusted EBITA before restructuring charges was $385.8 million compared to $397.2 million for the same period in 2023. Third quarter 2024 margin of adjusted EBITA before restructuring charges was 17.2% on revenue before billable expenses.
•In the first nine months of 2024, operating income was $635.3 million compared to $875.8 million in 2023. Operating results in the first nine months of 2024 include non-cash goodwill impairment of $232.1 million in the third quarter related to the write down of the carrying value of digital specialist agencies to fair value. Adjusted EBITA before restructuring charges was $930.2 million compared to $938.2 million for the same period in 2023. First nine months 2024 margin of adjusted EBITA before restructuring charges was 13.8% on revenue before billable expenses.
•Refer to reconciliations in the appendix within this press release for further detail.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Net Results
•In the third quarter of 2024, the income tax provision was $85.3 million on income before income taxes of $109.5 million.
•Third quarter 2024 net income available to IPG common stockholders was $20.1 million, resulting in earnings of $0.05 per basic share and $0.05 per diluted share compared to earnings of $0.64 per basic share and $0.63 per diluted share for the same period in 2023. Net income and earnings per share in the third quarter of 2024 include after-tax expense of $211.4 million related to the non-cash charge to write down goodwill. Adjusted earnings were $0.70 per diluted share which was the same as a year ago. Third quarter 2024 adjusted earnings excludes after-tax amortization of acquired intangibles of $16.1 million, after-tax impairment of goodwill of $211.4 million, after-tax restructuring charges of $0.4 million and an after-tax loss of $16.5 million on the sales of businesses.
•In the first nine months of 2024, the income tax provision was $208.2 million on income before income taxes of $565.8 million.
•First nine months 2024 net income available to IPG common stockholders was $345.0 million, resulting in earnings of $0.92 per basic share and $0.91 per diluted share compared to earnings of $1.65 per basic share and $1.64 per diluted share for the same period in 2023. Net income and earnings per share in the first nine months of 2024 include after-tax expense of $211.4 million related to the non-cash charge to write down goodwill. Adjusted earnings were $1.66 per diluted share compared to adjusted earnings per diluted share of $1.81 a year ago. In 2023, earnings per share, both as reported and adjusted, included a benefit of $0.17 per diluted share related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018. First nine months 2024 adjusted earnings excludes after-tax amortization of acquired intangibles of $48.8 million, after-tax impairment of goodwill of $211.4 million, after-tax restructuring charges of $1.1 million and an after-tax loss of $22.9 million on the sales of businesses.
•Refer to reconciliations in the appendix within this press release for further detail.

Operating Results

Revenue
Revenue before billable expenses of $2.24 billion in the third quarter of 2024 decreased 2.9% compared with the same period in 2023. Compared to the third quarter of 2023, the effect of foreign currency translation was negative 0.5%, the impact of net dispositions was negative 2.4%, and organic net revenue was unchanged from prior year. The organic net revenue change in the third quarter excludes agencies R/GA and Huge, due to their classification as held-for-sale during the quarter.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Revenue before billable expenses of $6.75 billion in the first nine months of 2024 decreased 0.9% compared with the same period in 2023. Compared to the first nine months of 2023, the effect of foreign currency translation was negative 0.3%, the impact of net dispositions was negative 1.6%, and the resulting organic increase of net revenue was 1.0%.

Operating Expenses
In the third quarter of 2024, total operating expenses, excluding billable expenses, restructuring charges, and amortization and impairment of acquired intangibles decreased 2.9%. In the first nine months of 2024, total operating expenses, excluding billable expenses, restructuring charges, and amortization and impairment of acquired intangibles decreased 0.9% when compared to the first nine months of 2023.

In the third quarter of 2024, staff cost ratio, which is total salaries and related expenses as a percentage of revenue before billable expenses, decreased to 65.3% compared to 66.3% for the same period in 2023. Total salaries and related expenses in the third quarter of 2024 were $1.46 billion, a decrease of 4.4% from a year ago. The decrease was primarily driven by decreased base salaries, benefits and tax, performance-based employee compensation expense and temporary help expense. In the first nine months of 2024, staff cost ratio decreased to 68.0% compared to 69.1% for the same period in 2023. Total salaries and related expenses in the first nine months of 2024 were $4.59 billion, a decrease of 2.4% from a year ago. The decrease was primarily driven by factors similar to those noted above for the third quarter of 2024, partially offset by increased severance expense.

In the third quarter of 2024, office and other direct expenses as a percentage of revenue before billable expenses increased to 14.6% compared to 13.8% for the same period in 2023. Office and other direct expenses were $327.1 million in the third quarter of 2024, an increase of 2.6% from a year ago, reflecting increased expenses for technology and software, as well as professional consulting. In the first nine months of 2024, office and other direct expenses as a percentage of revenue before billable expenses increased to 14.9% compared to 14.5% for the same period in 2023. Office and other direct expenses were $1.01 billion in the first nine months of 2024, an increase of 1.8% from a year ago, primarily due to increases in technology and software costs and general corporate expenses, partially offset by decreases in occupancy expense.

Selling, general and administrative ("SG&A") expenses were $20.8 million in the third quarter of 2024, compared to $16.9 million a year ago, primarily due to increased strategic investment in base salaries, benefits and tax and technology & software. SG&A expenses were $86.4 million in the first nine months of 2024, compared to $43.7 million a year ago, primarily due to factors similar to those noted above for the third quarter of 2024.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Depreciation and amortization expense decreased by 1.1% and 1.8% during the third quarter and the first nine months of 2024, respectively.

During the third quarter and first nine months of 2024, we recorded goodwill impairment of $232.1 million.

Non-Operating Results and Tax
Net interest expense decreased by $2.9 million to $20.7 million in the third quarter of 2024 from a year ago, primarily attributable to higher interest rates, offset by lower average balances on net deposits. Net interest expense decreased by $10.8 million to $56.1 million in the first nine months of 2024 from a year ago, primarily due to factors similar to those noted above for the third quarter of 2024.

Other expense, net was $2.7 million in the third quarter of 2024, and primarily related to losses on sales of businesses and the classification of certain assets and liabilities as held for sale, as well as pension and postretirement costs. Other expense, net was $13.4 million in the first nine months of 2024, and primarily related to factors similar to those noted above for the third quarter of 2024.

The income tax provision in the third quarter of 2024 was $85.3 million on income before income taxes of $109.5 million. This compares to an income tax provision of $91.5 million for the third quarter of 2023 on income before income taxes of $339.5 million. The income tax provision in the first nine months of 2024 was $208.2 million on income before income taxes of $565.8 million. This compares to an income tax provision of $135.9 million for the first nine months of 2023 on income before income taxes of $784.1 million, which included a benefit of $64.2 million related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018, which was primarily non-cash.

Balance Sheet
At September 30, 2024, cash and cash equivalents totaled $1.53 billion, compared to $2.39 billion at December 31, 2023 and $1.57 billion on September 30, 2023. Total debt was $2.94 billion at September 30, 2024, compared to $3.20 billion at December 31, 2023.

Share Repurchase Program
During the first nine months of 2024, the Company repurchased 7.3 million shares of its common stock at an aggregate cost of $230.1 million and an average price of $31.40 per share, including fees.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Common Stock Dividend
During the third quarter of 2024, the Company declared and paid a common stock cash dividend of $0.330 per share, for a total of $123.2 million.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic revenue before billable expenses change, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to the appendix within this press release and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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About Interpublic
Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include Acxiom, Craft, FCB, FutureBrand, Golin, Huge, Initiative, IPG Health, IPG Mediabrands, Jack Morton, KINESSO, MAGNA, McCann, Mediahub, Momentum, MRM, MullenLowe Global, Octagon, R/GA, UM, Weber Shandwick and more. IPG is an S&P 500 company with total revenue of $10.89 billion in 2023.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this report that are not historical facts, including statements regarding goals, intentions and expectations as to future plans, trends, events, or future results of operations or financial position, constitute forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “project,” “forecast,” “plan,” “intend,” “could,” “would,” “should,” “will likely result” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results and outcomes to differ materially from those reflected in the forward-looking statements.

Actual results and outcomes could differ materially for a variety of reasons, including, among others:

◦the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
◦our ability to attract new clients and retain existing clients;
◦our ability to retain and attract key employees;
◦risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in interest rates, inflation rates and currency exchange rates;
◦the economic or business impact of military or political conflict in key markets;
◦the impacts on our business of any pandemics, epidemics, disease outbreaks or other public health crises;
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a challenging economy;
◦potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
◦developments from changes in the regulatory and legal environment for advertising and marketing services companies around the world, including laws and regulations related to data protection and consumer privacy; and
◦the impact on our operations of general or directed cybersecurity events.

Investors should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our other SEC filings. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any of them in light of new information, future events, or otherwise.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

APPENDIX

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS THIRD QUARTER REPORT 2024 AND 2023 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended September 30,
	2024	2023	Fav. (Unfav.) % Variance
Revenue:
Revenue before Billable Expenses	$2,242.7	$2,309.0	(2.9)%
Billable Expenses	386.1	369.5	4.5%
Total Revenue	2,628.8	2,678.5	(1.9)%

Operating Expenses:
Salaries and Related Expenses	1,464.0	1,531.1	4.4%
Office and Other Direct Expenses	327.1	318.8	(2.6)%
Billable Expenses	386.1	369.5	(4.5)%
Cost of Services	2,177.2	2,219.4	1.9%
Selling, General and Administrative Expenses	20.8	16.9	(23.1)%
Depreciation and Amortization	65.3	66.0	1.1%
Impairment of Goodwill	232.1	—	>(100)%
Restructuring Charges	0.5	(0.6)	>(100)%
Total Operating Expenses	2,495.9	2,301.7	(8.4)%
Operating Income	132.9	376.8	(64.7)%

Expenses and Other Income:
Interest Expense	(54.9)	(58.7)
Interest Income	34.2	35.1
Other Expense, Net	(2.7)	(13.7)
Total (Expenses) and Other Income	(23.4)	(37.3)

Income Before Income Taxes	109.5	339.5
Provision for Income Taxes	85.3	91.5
Income of Consolidated Companies	24.2	248.0
Equity in Net Loss of Unconsolidated Affiliates	—	(2.3)
Net Income	24.2	245.7
Net Income Attributable to Non-controlling Interests	(4.1)	(2.0)
Net Income Available to IPG Common Stockholders	$20.1	$243.7

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.05	$0.64
Diluted	$0.05	$0.63

Weighted-Average Number of Common Shares Outstanding:
Basic	373.9	383.6
Diluted	376.8	385.5

Dividends Declared Per Common Share	$0.330	$0.310
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A1

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS THIRD QUARTER REPORT 2024 AND 2023 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Nine Months Ended September 30,
	2024	2023	Fav. (Unfav.) % Variance
Revenue:
Revenue before Billable Expenses	$6,752.7	$6,814.4	(0.9)%
Billable Expenses	1,082.0	1,051.6	2.9%
Total Revenue	7,834.7	7,866.0	(0.4)%

Operating Expenses:
Salaries and Related Expenses	4,594.4	4,707.0	2.4%
Office and Other Direct Expenses	1,007.6	989.6	(1.8)%
Billable Expenses	1,082.0	1,051.6	(2.9)%
Cost of Services	6,684.0	6,748.2	1.0%
Selling, General and Administrative Expenses	86.4	43.7	(97.7)%
Depreciation and Amortization	195.5	199.0	1.8%
Impairment of Goodwill	232.1	—	>(100)%
Restructuring Charges	1.4	(0.7)	>(100)%
Total Operating Expenses	7,199.4	6,990.2	(3.0)%
Operating Income	635.3	875.8	(27.5)%

Expenses and Other Income:
Interest Expense	(175.6)	(164.2)
Interest Income	119.5	97.3
Other Expense, Net	(13.4)	(24.8)
Total (Expenses) and Other Income	(69.5)	(91.7)

Income Before Income Taxes	565.8	784.1
Provision for Income Taxes	208.2	135.9
Income of Consolidated Companies	357.6	648.2
Equity in Net Loss of Unconsolidated Affiliates	(0.2)	(1.7)
Net Income	357.4	646.5
Net Income Attributable to Non-controlling Interests	(12.4)	(11.3)
Net Income Available to IPG Common Stockholders	$345.0	$635.2

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.92	$1.65
Diluted	$0.91	$1.64

Weighted-Average Number of Common Shares Outstanding:
Basic	376.2	385.0
Diluted	378.7	386.8

Dividends Declared Per Common Share	$0.990	$0.930

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A2

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended September 30, 2024
	As Reported	Amortization of Acquired Intangibles	Impairment of Goodwill	Restructuring Charges	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$132.9	$(20.3)	$(232.1)	$(0.5)		$385.8

Total (Expenses) and Other Income[3]	(23.4)				$(1.7)	(21.7)
Income Before Income Taxes	109.5	(20.3)	(232.1)	(0.5)	(1.7)	364.1
Provision for Income Taxes	85.3	4.2	20.7	0.1	(14.8)	95.5
Equity in Net Loss of Unconsolidated Affiliates	0.0					0.0
Net Income Attributable to Non-controlling Interests	(4.1)					(4.1)
Net Income Available to IPG Common Stockholders	$20.1	$(16.1)	$(211.4)	$(0.4)	$(16.5)	$264.5

Weighted-Average Number of Common Shares Outstanding - Basic	373.9					373.9
Dilutive effect of stock options and restricted shares	2.9					2.9
Weighted-Average Number of Common Shares Outstanding - Diluted	376.8					376.8

Earnings per Share Available to IPG Common Stockholders[4]:
Basic	$0.05	$(0.04)	$(0.57)	$(0.00)	$(0.04)	$0.71
Diluted	$0.05	$(0.04)	$(0.56)	$(0.00)	$(0.04)	$0.70

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A3

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Nine Months Ended September 30, 2024
	As Reported	Amortization of Acquired Intangibles	Impairment of Goodwill	Restructuring Charges	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$635.3	$(61.4)	$(232.1)	$(1.4)		$930.2

Total (Expenses) and Other Income[3]	(69.5)				$(6.4)	(63.1)
Income Before Income Taxes	565.8	(61.4)	(232.1)	(1.4)	(6.4)	867.1
Provision for Income Taxes	208.2	12.6	20.7	0.3	(16.5)	225.3
Equity in Net Loss of Unconsolidated Affiliates	(0.2)					(0.2)
Net Income Attributable to Non-controlling Interests	(12.4)					(12.4)
Net Income Available to IPG Common Stockholders	$345.0	$(48.8)	$(211.4)	$(1.1)	$(22.9)	$629.2

Weighted-Average Number of Common Shares Outstanding - Basic	376.2					376.2
Dilutive effect of stock options and restricted shares	2.5					2.5
Weighted-Average Number of Common Shares Outstanding - Diluted	378.7					378.7

Earnings per Share Available to IPG Common Stockholders[4]:
Basic	$0.92	$(0.13)	$(0.56)	$(0.00)	$(0.06)	$1.67
Diluted	$0.91	$(0.13)	$(0.56)	$(0.00)	$(0.06)	$1.66

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A4

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue Before Billable Expenses	$2,242.7	$2,309.0	$6,752.7	$6,814.4

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$20.1	$243.7	$345.0	$635.2

Add Back:
Provision for Income Taxes	85.3	91.5	208.2	135.9
Subtract:
Total (Expenses) and Other Income	(23.4)	(37.3)	(69.5)	(91.7)
Equity in Net Loss of Unconsolidated Affiliates	0.0	(2.3)	(0.2)	(1.7)
Net Income Attributable to Non-controlling Interests	(4.1)	(2.0)	(12.4)	(11.3)
Operating Income	132.9	376.8	635.3	875.8

Add Back:
Amortization of Acquired Intangibles	20.3	21.0	61.4	63.1
Impairment of Goodwill	232.1	—	232.1	—

Adjusted EBITA	$385.3	$397.8	$928.8	$938.9
Adjusted EBITA Margin on Revenue before Billable Expenses %	17.2%	17.2%	13.8%	13.8%

Restructuring Charges	0.5	(0.6)	1.4	(0.7)

Adjusted EBITA before Restructuring Charges	$385.8	$397.2	$930.2	$938.2
Adjusted EBITA before Restructuring Charges Margin on Revenue before Billable Expenses %	17.2%	17.2%	13.8%	13.8%

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A5

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended September 30, 2023
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$376.8	$(21.0)	$0.6		$397.2

Total (Expenses) and Other Income[3]	(37.3)			$(12.1)	(25.2)
Income Before Income Taxes	339.5	(21.0)	0.6	(12.1)	372.0
Provision for Income Taxes	91.5	4.3	(0.2)	2.6	98.2
Equity in Net Loss of Unconsolidated Affiliates	(2.3)				(2.3)
Net Income Attributable to Non-controlling Interests	(2.0)				(2.0)
Net Income Available to IPG Common Stockholders	$243.7	$(16.7)	$0.4	$(9.5)	$269.5

Weighted-Average Number of Common Shares Outstanding - Basic	383.6				383.6
Dilutive effect of stock options and restricted shares	1.9				1.9
Weighted-Average Number of Common Shares Outstanding - Diluted	385.5				385.5

Earnings per Share Available to IPG Common Stockholders[4]:
Basic	$0.64	$(0.04)	$0.00	$(0.02)	$0.70
Diluted	$0.63	$(0.04)	$0.00	$(0.02)	$0.70

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A6

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Nine Months Ended September 30, 2023
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$875.8	$(63.1)	$0.7		$938.2

Total (Expenses) and Other Income[3]	(91.7)			$(20.4)	(71.3)
Income Before Income Taxes	784.1	(63.1)	0.7	(20.4)	866.9
Provision for Income Taxes	135.9	12.7	(0.3)	4.0	152.3
Equity in Net Loss of Unconsolidated Affiliates	(1.7)				(1.7)
Net Income Attributable to Non-controlling Interests	(11.3)				(11.3)
Net Income Available to IPG Common Stockholders	$635.2	$(50.4)	$0.4	$(16.4)	$701.6

Weighted-Average Number of Common Shares Outstanding - Basic	385.0				385.0
Dilutive effect of stock options and restricted shares	1.8				1.8
Weighted-Average Number of Common Shares Outstanding - Diluted	386.8				386.8

Earnings per Share Available to IPG Common Stockholders[4,5]:
Basic	$1.65	$(0.13)	$0.00	$(0.04)	$1.82
Diluted	$1.64	$(0.13)	$0.00	$(0.04)	$1.81

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale, as well as a loss related to the sale of an equity investment.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
[5] Basic and diluted earnings per share, both As Reported and Adjusted Results (Non-GAAP), includes a positive impact of $0.17 related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A7